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                                                                     EXHIBIT 1.1


                                 4,000,000 STOCK

                           ESPERION THERAPEUTICS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                   July __, 2003



LEHMAN BROTHERS INC.,
CITIGROUP GLOBAL MARKETS INC.
NEEDHAM & COMPANY, INC.
SG COWEN SECURITIES CORPORATION
U.S. BANCORP PIPER JAFFRAY INC.
As Representatives of the Several
  Underwriters Named in Schedule I
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019


Ladies and Gentlemen:

                  Esperion Therapeutics, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule 1 hereto (the "Underwriters"), 4,000,000 shares (the "Firm Stock") of the Company's common stock, par value $0.001 per share (including the Rights (as defined in Section 1(g)) attached hereto) (the "Common Stock").

                  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 434,000 shares of the Common Stock and certain Stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders") also propose to grant to the Underwriters an option to purchase an additional 166,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (such 166,000 additional shares, in aggregate, being referred to hereinafter as the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

                  1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                  (a) A registration statement on Form S-3, and an amendment thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with


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         the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, as of the date of such amendment or supplement, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.


                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in


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         all material respects to the requirements of the Securities Act or the
         Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus prior to the completion of this offering, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) The Company and each of its subsidiaries, Esperion AB and Esperion LUV Development, Inc. (each a "Subsidiary," and collectively, the "Subsidiaries"), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the prospects, financial condition, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect")), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the Subsidiaries is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

                  (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (f) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof incorporated by reference in the Prospectus.


                  (g) The Rights Agreement, as amended on November 26, 2002 and July 29, 2003, by and between the Company and StockTrans, Inc. (the "Rights Agreement") has been duly authorized, executed and delivered and is enforceable against the Company in accordance with its terms. No Distribution Date (as defined in the Rights Agreement) has occurred, and no event or series of related events has occurred that, with lapse of time, would result in the




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         occurrence of a Distribution Date. The Rights Agreement conforms to the descriptions thereof incorporated by reference into the Prospectus.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                  (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (k) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (l) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse



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         change, or any development involving a prospective material adverse change, in or affecting the prospects, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.


                  (m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, in conformity with generally accepted accounting principles.


                  (n) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company since the first quarter of 2002, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in
         Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations. Arthur Anderson LLP, who had certified certain financial statements of the Company prior to the first quarter of 2002 and whose report is incorporated by reference therein were independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (o) The Company and its Subsidiaries own no real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or reflected in an exhibit to a document incorporated by reference thereto or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (p) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; except that their directors' and officers' liability insurance was in an amount and covering such risk as is customary for companies engaged in similar businesses in similar industries at the time such insurance was obtained.

                  (q) To the Company's knowledge, (a) neither the Company nor any of its Subsidiaries is currently infringing or has infringed any patent, trademark or copyright rights of others, (b) all trade secrets, know how, technical processes and procedures developed and belonging to the Company (or any of its Subsidiaries) which are material to the business of the Company (or any of its Subsidiaries) as presently conducted and which have not been patented have been kept confidential, and (c) except as set forth in



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         the Prospectus, the Company and each of its Subsidiaries own or possess the right to use, free and clear of claims or rights of others, all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, customer lists, processes, and owned computer software required for their respective businesses as presently conducted or believe that they can acquire the same on reasonable terms. Except as set forth or contemplated in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of any claim of conflict with any such rights of others, which individually or in the aggregate, would have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries is using or has used any confidential information, trade secrets, or computer software (not licensed to the Company) of any former employer of any of its past or present employees.

                  (r) Except as set forth in the Prospectus, to the Company's and each of its Subsidiaries' knowledge, they have all material licenses, certificates, permits, consents, orders, approvals and authorizations from U.S. and foreign government authorities, including, without limitation, the United States Food and Drug Administration (the "FDA") and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the
         FDA), for its investigational products, as described in the Prospectus, that are necessary to the ownership of its property or to the conduct of its business in the manner and to the extent now conducted.


                  (s) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, might have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (t) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (u) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or documents incorporated by reference into the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.



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                  (v) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described or incorporated by reference in the Prospectus, which is not so described.

                  (w) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

                  (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where such non-compliance would not have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) to which the Company contributes or which the Company maintains that could have a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under
         (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the loss of such qualification would not have a Material Adverse Effect.

                  (y) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have) a Material Adverse Effect.

                  (z) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (aa) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared;



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         (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission; and (iii) have been designed to provide reasonable assurance of achieving their objectives and are effective at the reasonable assurance level.

                  (bb) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (cc) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (dd) The Company (i) makes and keeps materially accurate books and records, (ii) assures that access to its assets is permitted only in accordance with management's authorization and (iii) assures that the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (ee) Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                  (ff) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (gg) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in

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         violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (hh) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.


                  (ii) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly through another person, encouraged, taken any action designed to encourage, or participated in (i) the purchase or sale by Scott Sacane, Durus Capital Management, LLC or Durus Capital Management (NA) LLC or any of their affiliates (collectively, the "Sacane Group") of shares of Common Stock between November 12, 2002 and the date hereof or (ii) the failure of the Sacane Group to report any such purchases or sales prior to July 29, 2003 as required by the federal securities laws.


                  2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents, warrants and agrees that:

                  (a) The Selling Stockholder has, and immediately prior to the First Delivery Date (as defined in Section 5 hereof) the Selling Stockholder will have, on such date, good and valid title to the shares of Option Stock to be sold by the Selling Stockholder hereunder pursuant to Section 5 hereof, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares of Option Stock and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                  (b) The Selling Stockholder has placed (or agreed to place) in custody under a custody agreement (the "Custody Agreement") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Option Stock to be sold by the Selling Stockholder hereunder.

                  (c) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney") appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on such Selling Stockholder's behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder, in accordance with the applicable Custody Agreement and the applicable Power of Attorney.

                  (d) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Option Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and applicable state securities laws in connection with the purchase and distribution of the Option Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.


                  (e) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, and as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to such Selling Stockholders; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein; provided, further, that such Selling Stockholder shall have no liability under this Section 2(e) except to the extent that the untrue statement or omission is or will be made in reliance upon and in conformity with information concerning such Selling Stockholder furnished to the Company through the Representatives in writing by or on behalf of such Selling Stockholder specifically for inclusion therein.


                  (f) The Selling Stockholder has no knowledge that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or is reasonably likely to adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.


                  3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine, and in accordance with the Delaware General Corporation Law and the Company's By-Laws and Certificate of Incorporation.



                  In addition, the Company grants to the Underwriters an option to purchase up to 434,000 shares of Option Stock and the Selling Stockholders grant to the Underwriters an option to purchase up to 166,000 shares of Option Stock, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholders name in Schedule 2 hereto and in proportion to the respective amounts set forth in Schedule 2. To the extent that the Underwriters purchase fewer then the total number of shares of Option Stock offered hereunder, the Underwriters shall purchase a pro rata number of shares of Option Stock from each of the Company and each Selling Stockholder based on the total number of shares of Option Stock that they each have agreed to sell pursuant to the option granted in this Section 3. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share increments.


                  The Company agrees, in the event of a default or a failure on the part of the Selling Stockholders to deliver any or all of the shares of Option Stock, in addition to any other remedies which may be available to the Underwriters under this Agreement, to issue and sell to the Underwriters, subject to the terms and conditions of this Agreement, in addition to the 4,000,000 shares of Firm Stock and 434,000 shares of Option Stock pursuant to this Section 3, up to an additional 166,000 shares of Option Stock.

                  The price of both the Firm Stock and any Option Stock shall be $_________ per share.

                  The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  4. Offering of Stock by the Underwriters.


                  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.



                  5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Morgan Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, DC 20004, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.



                  The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the Selling Stockholders by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date".



                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement among the Representatives, the Company and the Selling Stockholders) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company, and the Custodian, on behalf of each of the Selling Stockholders, shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and each such Selling Stockholder by wire transfer in immediately available funds of the respective portion of the purchase price payable to the Company and such Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.


                  6. Further Agreements of the Company. The Company agrees:


                  (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;


                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings and excluding documents incorporated by reference into the Registration Statement), and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;



                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;



                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;



                  (f) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);



                  (g) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any similar actions;


                  (h) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, which consent shall not be unreasonably withheld;


                  (i) Prior to the Effective Date, to apply for the inclusion of the Stock on the Nasdaq National Market System and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

                  (j) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

                  (k) To take such steps as shall be reasonably necessary to prevent the Company and any Subsidiary from becoming an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  7. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agree:

                  (a) That the Option Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or the occurrence of any other event.


                  (b) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person.)



                  8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; provided, that any and all capital gain or income taxes attributable to the sale of the Stock by any Selling Stockholder shall remain the sole responsibility of such Selling Stockholder; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of distributing this Agreement among the Underwriters, and any other necessary related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the costs of delivering and distributing the Custody Agreements and the Powers of Attorney;
(f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other necessary fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, their own costs and expenses associated with the "road show," any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters provided, that the Company and the Underwriters will share equally the costs and expenses of the airplane used in the road show.

                  Each of the Selling Stockholders severally and not jointly agrees with each Underwriter to pay all reasonable fees and expenses incident to the performance of its obligations under this Agreement that are not otherwise specifically provided herein, including but not limited to (i) fees and expenses of counsel and advisors to the Selling Stockholder and (ii) commission, wiring fees and taxes incident to the sale and delivery of the Option Stock to be sold by the Selling Stockholder to the Underwriters hereunder. This paragraph shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company on the one hand and any Selling Stockholder on the other hand.


                  9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of its and their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Bingham McCutchen LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and each of the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.


                  (d) Morgan, Lewis & Bockius LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Representatives and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:


                           (i) The Company and each of its Subsidiaries have
                  been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect) and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iii) There are no preemptive or other rights to
                  subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                           (iv) To such counsel's knowledge and other than as
                  set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, might have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (v) The Registration Statement was declared effective
                  under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                           (vi) The Registration Statement and the Prospectus
                  and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                           (vii) To such counsel's knowledge, there are no
                  contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference into the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                           (viii) This Agreement has been duly authorized,
                  executed and delivered by the Company;


                           (ix) The issue and sale of the shares of Stock being
                  delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject and which is filed as an exhibit to the Company's reports filed under the Exchange Act, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby; and

                           (x) To such counsel's knowledge, there are no
                  contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.


         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the District of Columbia and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis, has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) the Registration Statement (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein, as to which such counsel need express no opinion), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein, as to which such counsel need express no opinion) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and notes thereto and related schedules, information about internal control over financial reporting and other financial data included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.


                  (e) Pennie & Edmonds LLP shall have furnished to the Representatives its written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit 1.

                  (f) Holland & Knight LLP shall have furnished to the Representatives its written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit 2.

                  (g) The Representatives shall have received from Bingham McCutchen LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (i) At the time of execution of this Agreement, the Representatives shall have received from Timothy M. Mayleben, Chief Financial Officer of the Company, a "CFO letter" addressed to the Underwriters and dated the date of hereof, substantially in the form attached hereto as Exhibit 3.


                  (j) With respect to the letter of Timothy M. Mayleben referred to in Section 9(i) and delivered to the Representatives concurrently with the execution of this Agreement (the "initial CFO letter"), the Company shall have furnished to the Representatives a letter (the "bring-down CFO letter") of Timothy M. Mayleben, addressed to the Underwriters and dated such Delivery Date (i) stating, as of the date of the bring-down CFO letter, his conclusions and findings with respect to the financial information and other matters covered by the initial CFO letter and (ii) confirming in all material respects his conclusions and findings set forth in the initial CFO letter.

                  (k) With respect to the letter of PricewaterhouseCoopers LLP referred to in Section 9(h) and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.



                  (l) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its President or a Vice President and its chief financial officer stating that:


                           (i) The representations, warranties and agreements of
                  the Company in Section 1 are true and correct in all material respects as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(n) have been fulfilled; and

                           (ii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.


                  (m) On the Second Delivery Date each Selling Stockholder shall have furnished to the Representatives a certificate, dated the Second Delivery Date, stating that:


                           (i) The representations, warranties and agreements of
                  the Selling Stockholder in Section 2: (A) if qualified in
                  Section 2 as to materiality or material adverse effect, are true and correct and (B) in all other cases, are true and correct in all material respects, in both cases as of the Second Delivery Date; and

                           (ii) The Selling Stockholder has complied in all
                  material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Second Delivery Date.

                  (n) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries, otherwise than as set forth in the Prospectus, or any change, or any development involving a prospective change, in or affecting the management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause
         (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (p) The Nasdaq National Market System shall have approved the Stock for inclusion, subject only to official notice of issuance.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  10. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the

         Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any written or electronically transmitted materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action within 60 days of the presentation of an invoice for any expenses incurred; provided, however, that the Company and shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); provided, further, that the Company shall not be liable to any Underwriter or person controlling such Underwriter under the indemnity agreement in this Section 10(a) to the extent that such loss, claim, damage or liability of such Underwriter or person controlling such Underwriter results from the fact that such Underwriter sold Stock to a person, and there was not sent or given to such person, at or prior to the written confirmation of such sale to such person, to the extent required by law, a copy of the Prospectus dated the Effective Date (the "Final Prospectus") and the loss, claim, damage or liability of such Underwriter or person controlling such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus previously delivered to such person which was corrected in the Final Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) The Selling Stockholders, severally in proportion to the number of shares of Option Stock to be sold by each of them hereunder and not jointly, shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case, only to the extent that the untrue statement, alleged untrue statement, omission or alleged material omission was made in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of that Selling Stockholder specifically for inclusion therein, and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.



                  (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, and the Company's officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Selling Stockholder, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, any Selling Stockholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder, or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Selling Stockholders, or any such director, officer, employee or controlling person.


                  (d) Promptly after receipt by an indemnified party under this
         Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10 notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this
         Section 10 if, in the reasonable judgment of the Representatives, either (1) there is an actual or potential conflict between the position of the Company and the Underwriters, (2) there may be defenses available to the Underwriters that are different from, or in addition to, those available to the Company, or (3) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in any of which events, the fees and expenses of such separate counsel shall be paid by the Company or the Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

                  (f) The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  11. Defaulting Underwriters.


                  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.


                  12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(n) or 9(o), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.



                  13. Reimbursement of Underwriters' Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full undisputed amounts of invoices to the Representatives within 60 days of presentation of such invoice. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.


                  14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019;

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax:734-622-8334);

                  (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by the Custodian.


                  15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors and personal representatives. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement, the Selling Stockholders and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  17. Definition of the Term "Business Day". For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

                  19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                  [For electronic filings made under EDGAR, underwriters counsel is requested to maintain one set of manually signed signature pages.]

                                        Very truly yours,

                                        ESPERION THERAPEUTICS, INC.


                                        By:
                                             -----------------------------------


                                        The Selling Stockholders named
                                        in Schedule 2 to this Agreement


                                        By:
                                             -----------------------------------
                                               Attorney-in-Fact

Accepted:

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
NEEDHAM & COMPANY, INC.
SG COWEN SECURITIES CORPORATION
U.S. BANCORP PIPER JAFFRAY INC.


For themselves and as Representatives
of the several Underwriters named in
Schedule 1 hereto


     By:  LEHMAN BROTHERS INC.

     By:
          ----------------------------------
            Authorized Representative



     By:  CITIGROUP GLOBAL MARKETS INC.

     By:
          ----------------------------------
            Authorized Representative



     By:  NEEDHAM & COMPANY, INC.

     By:
          ----------------------------------
            Authorized Representative



     By:  SG COWEN SECURITIES CORPORATION

     By:
          ----------------------------------
            Authorized Representative


     By:  U.S. BANCORP PIPER JAFFRAY, INC.

     By:
          ----------------------------------
            Authorized Representative

                                   SCHEDULE 1



                                                                                   Number of
Underwriters                                                                         Shares
------------                                                                         ------
Lehman Brothers Inc.............................................                    1,642,000
Citigroup Global Markets Inc....................................                      913,000
Needham & Company, Inc..........................................                      365,000
SG Cowen Securities Corporation.................................                      365,000
U.S. Bancorp Piper Jaffray Inc..................................                      365,000
Robert W. Baird & Co. Incorporated .............................                       50,000
CIBC World Markets Corp. .......................................                       50,000
Janney Montgomery Scott LLC.....................................                       50,000
RBC Dain Rauscher Inc. .........................................                       50,000
Caris & Company, Incorporated...................................                       30,000
Chatsworth Securities LLC.......................................                       30,000
Fahnestock & Co. Inc. ..........................................                       30,000
Fortis Securities Inc. .........................................                       30,000
Sands Brothers & Co., Ltd. .....................................                       30,000
                                                                                    ---------
       Total                                                                        4,000,000
                                                                                    =========







                                  Sched. 1 - 1

                                   SCHEDULE 2



                                                                                          Number of
                                                                                          Shares
Name and Address of Selling Stockholder                                                   of Option Stock
---------------------------------------                                                   ---------------
Eileen M. More (1)                                                                          20,000

Roger S. Newton, Ph.D. (1)                                                                  95,000

Timothy M. Mayleben (1)                                                                     26,500

Brian R. Krause, Ph.D. (1)                                                                   6,000

Jean-Louis H. Dasseux, Ph.D. (1)                                                            14,000

Frank E. Thomas (1)                                                                          1,500

William F. Brinkerhoff (1)                                                                   3,000


Total                                                                                      166,000
                                                                                           -------

----------
(1) The address of each of the beneficial owners is c/o Esperion Therapeutics, Inc., 3621 S. State Street, 695 KMS Place, Ann Arbor, Michigan 48108.





                                  Sched. 2 - 1

                                                                       EXHIBIT 1


                         OPINION OF PENNIE & EDMONDS LLP
                  INTELLECTUAL PROPERTY COUNSEL TO THE COMPANY


                  This opinion is delivered in connection with the Underwriting Agreement, dated July ___, 2003 (the "Underwriting Agreement") relating to the offering of 4,000,000 Stock, par value $0.001 each, of the Company, pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission (File No. 333-106988) on July __, 2003. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

                  Whenever our opinions herein are qualified by the phrase, "to the best of our knowledge," such language means that based upon the actual knowledge of attorneys presently within our firm (i.e., not including matters as to which such attorneys could be deemed to have constructive knowledge and not including knowledge of attorneys outside of Pennie & Edmonds LLP, who, at any time, may have had responsibility for matters of the Company and its Subsidiaries) and all knowledge that would have been gained upon the reasonable investigation of our files.

                  We have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to the patents, patent applications, trademarks, trademark applications, designs and design applications as set forth in Appendix A, attached hereto (the patents, patent applications, trademarks, trademark applications, designs and design applications described in Appendix A shall be collectively referred to as the "IP Rights")

                  Based on the foregoing, we are of the opinion that:

                  1. As to the statements in the Registration Statement and any further amendment thereto made by the Company prior to the Delivery Date and in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Delivery Date under the captions "Risk Factors - If we fail to secure and enforce patents and other intellectual property rights underlying our product candidates and technology, we may be unable to develop our product candidates or compete effectively," "Risk Factors - If our licensing arrangements with third parties are breached or terminated, we may lose rights to commercialize our product candidates," "Risk Factors - We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of third parties, which could reduce our available capital," "Business - Intellectual Property," and "Business - License Arrangements and Collaborations," insofar as such statements constitute matters of U.S. patent, trademark, copyright or design laws or legal conclusions for which we are or have been retained by the Company, to the best of our knowledge, are accurate in all material respects and complete statements or summaries of the matters set forth therein.

                  2. As to the statements in the annual report on Form 10-K for the fiscal year ended December 31, 2002 made by the Company under the captions "Factors Affecting Our Future Prospects - If we fail to secure and enforce patents and other intellectual property rights underlying our product candidates or compete effectively," "Factors Affecting Our Future Prospects - If our licensing arrangement with third parties are breached or terminated, we may lose rights to commercialize our product candidates," "Factors Affecting Our Future Prospects - We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others," and "Business - Intellectual Property and License Agreements," insofar as such statements constitute matters of U.S. patent, trademark, copyright or design laws or legal conclusions for which we are or have been retained by the Company, to the best of our knowledge, are accurate in all material respects and complete statements or summaries of the matters set forth therein.

                  3. To the best of our knowledge, (i) the Registration Statement and any further amendment thereto, and any information incorporated therein by reference, made by the Company prior to the Delivery Date, at the time such Registration Statement or amendment became effective, did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus and any further amendment or supplement thereto made by the Company prior to the Delivery Date, as of its date, did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading, and (iii) at the Delivery Date, the Registration Statement, the Prospectus and any further amendment or supplement thereto made by the Company prior to the Delivery Date did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading.

                  4. To the best of our knowledge, except to the extent described in the Prospectus, the Company is the sole owner, co-owner or exclusive licensee of the IP Rights listed in Appendix A, attached hereto.

                  5. To the best of our knowledge, except as described in the Registration Statement and other than the prosecution of pending patent applications, there is no pending action, suit proceeding or claim challenging the validity or scope of any of the IP Rights listed in Appendix A, attached hereto.

                  6. To the best of our knowledge, the Company has taken such steps as are required, including the payment of all necessary maintenance fees, to maintain the enforceability of the IP Rights and to maintain the pendency of the Patent Applications, Trademark Applications and Design Applications, specified in Appendix A, attached hereto.

                                       Yours faithfully,

                                                                       EXHIBIT 2

                         OPINION OF HOLLAND & KNIGHT LLP
                  INTELLECTUAL PROPERTY COUNSEL TO THE COMPANY


                  This opinion is delivered in connection with the Underwriting Agreement, dated July ___, 2003 (the "Underwriting Agreement") relating to the offering of 4,000,000 Stock, par value $.001 each, of the Company, pursuant to the registration statement on Form S-3 filed with the Securities and Exchange Commission (File No. 333-106988) on July __, 2003. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

                  Whenever our opinions herein are qualified by the phrase, "to the best of our knowledge," such language means that based upon the actual knowledge of attorneys presently within our firm and all knowledge that would have been gained upon the reasonable investigation of our files.

                  We have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to the patents, patent applications, trademarks, trademark applications, designs and design applications as set forth in Appendix A, attached hereto (the patents, patent applications, trademarks, trademark applications, designs and design applications described in Appendix A shall be collectively referred to as the "IP Rights").

                  Based on the foregoing, we are of the opinion that:

                  1. As to the statements in the Registration Statement and any further amendment thereto made by the Company prior to the Delivery Date and in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Delivery Date under the captions "Risk Factors - If we fail to secure and enforce patents and other intellectual property rights underlying our product candidates and technology, we may be unable to develop our product candidates or compete effectively," "Risk Factors - If our licensing arrangements with third parties are breached or terminated, we may lose rights to commercialize our product candidates," "Risk Factors - We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of third parties, which could reduce our available capital," "Business - Intellectual Property," and "Business - License Arrangements and Collaborations," insofar as such statements constitute matters of U.S. patent, trademark, copyright or design laws or legal conclusions with respect thereto, are accurate in all material respects and complete statements or summaries of the matters set forth therein. (SPECIFY WHICH PRODUCTS ARE COVERED)

                  2. As to the statements in the annual report on form 10-K for the fiscal year ended December 31, 2002 made by the Company under the captions "Factors Affecting Our Future Prospects - If we fail to secure and enforce patents and other intellectual property rights underlying our product candidates and technologies, we may be unable to develop our product candidates or compete effectively," "Factors Affecting Our Future Prospects - If our licensing arrangements with third parties are breached or terminated, we may lose rights to commercialize our product candidates," "Factors Affecting Our Future Prospects - We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others," and "Business - Intellectual Property and License Agreements," insofar as such statements constitute matters of U.S. patent, trademark, copyright or design laws or legal conclusions with respect thereto, are accurate in all material respects and complete statements or summaries of the matters set forth therein.

                  3. To the best of our knowledge, (i) the Registration Statement and any further amendment thereto, and any information incorporated therein by reference, made by the Company prior to the Delivery Date, at the time such Registration Statement or amendment became effective, did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus and any further amendment or supplement thereto made by the Company prior to the Delivery Date, as of its date, did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading, and (iii) at the Delivery Date, the Registration Statement, the Prospectus and any further amendment or supplement thereto made by the Company prior to the Delivery Date did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading.

                  4. Except to the extent described in the Prospectus, the Company is listed in the records of the United State Patent and Trademark Office and in the records of the appropriate foreign offices as the holder of holder of record of the IP Rights. To the best of our knowledge, except to the extent described in the Prospectus, the Company is the sole owner of the IP Rights. To the best of our knowledge, except as described in the Registration Statement, there is no pending or threatened action, suit proceeding or claim challenging the validity or scope of any of the IP Rights.

                  5. To the best of our knowledge, the Company has taken such steps as are required, including the payment of all necessary maintenance fees, to maintain the enforceability of the IP Rights and to maintain the pendency of the Patent Applications, Trademark Applications and Design Applications, specified in Appendix A, attached hereto.

                                            Yours faithfully,

                                                                       EXHIBIT 3

                           ESPERION THERAPEUTICS, INC

                       CHIEF FINANCIAL OFFICER CERTIFICATE

                  On April 18, 2002, Esperion Therapeutics, Inc., a Delaware corporation (the "Company"), removed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and retained PricewaterhouseCoopers LLP as the Company's new independent public accountants for the fiscal year 2002. This change was made upon the recommendation of the audit committee of the Company's board of directors and with the approval of the Company's board of directors and was based on the continuing uncertainty regarding Andersen's future. This certificate is being delivered in my capacity as Chief Financial Officer of the Company, in connection with the offering by the Company of 4,000,000 shares of the Company's common stock (the "Common Stock"), and based upon our prior preparation and review of the Company's financial records and schedules undertaken by myself or members of my staff who are responsible for the Company's financial and accounting matters, I hereby certify that:


                  Nothing has come to my attention that would lead me to believe that the consolidated balance sheet of the Company and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2001 and the period from inception to December 31, 2001, incorporated by reference in the Prospectus of the Company, dated [July ____, 2003] (the "Prospectus") related to the offering of the Common Stock do not present fairly the financial position of the Company and Subsidiaries at December 31, 2001, and the results of their operations and cash flows for each of the two years in the period ended December 31, 2001 and the period from inception to December 31, 2001 in conformity with generally accepted accounting principles.


Dated as of this _____ day of July 2003.

                                               ---------------------------------
                                               Chief Financial Officer